                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
                                                         CONTACT:
                                                         JON S. BENNETT
                                                         VICE PRESIDENT AND
                                                         CHIEF FINANCIAL OFFICER
                                                         MAJESTIC STAR CASINO
                                                         (702) 388-2224

                          THE MAJESTIC STAR CASINO, LLC
                      ANNOUNCES THIRD QUARTER 2004 RESULTS


NOVEMBER 2, 2004, LAS VEGAS, NV - The Majestic Star Casino, LLC ("MSC") today announced financial results for the three-month and nine-month periods ended September 30, 2004. MSC is a multi-jurisdictional gaming company that directly owns and operates one dockside gaming facility located in Gary, Indiana ("Majestic Star"), and through its wholly owned subsidiary, Majestic Investor Holdings, LLC ("MIH"), two Fitzgeralds brand casinos located in Tunica, Mississippi ("Fitzgeralds Tunica" or with respect to the operating subsidiary "Barden Mississippi Gaming, LLC") and Black Hawk, Colorado ("Fitzgeralds Black Hawk" or with respect to the operating subsidiary "Barden Colorado Gaming, LLC"). MSC also provides management services to Barden Nevada Gaming, LLC ("BNG"or "Fitzgeralds Las Vegas") for a fee. BNG is owned by Barden Development, Inc. ("BDI"), the parent of MSC. Unless indicated otherwise, the "Company" refers to The Majestic Star Casino, LLC and all of its direct and indirect subsidiaries.

On July 12, 2004, the Company entered into an agreement to sell substantially all the assets and certain liabilities of Fitzgeralds Black Hawk for $66.0 million, subject to certain working capital and capital expenditure adjustments. The Company anticipates the transaction closing on or before May 1, 2005. The results of Fitzgeralds Black Hawk are reflected in discontinued operations in the accompanying Consolidated Statement of Operations for the three- and nine-month periods presented and in the discussion of our Consolidated Results. In addition, BNG, which was spun-off to BDI on December 31, 2003, is reflected in discontinued operations in the accompanying Consolidated Statement of Operations in the three- and nine-month periods ended September 30, 2003 and in the discussion of our Consolidated Results.

Consolidated Results-Three Month Period Ended September 30, 2004

Net revenues for the three-month period ended September 30, 2004 were $59.4 million, compared to $57.6 million in the same three-month period last year, an increase of $1.8 million or 3.1%. The Company's improved net revenues were principally the result of growth at Majestic Star. Casino revenues increased to $58.2 million from $55.6 million in the year ago period.

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS                                2


For the three-month period ended September 30, 2004, the Company had a loss from continuing operations of $1.9 million compared to a loss from continuing operations of $2.2 million for the comparable quarter in 2003, an improvement of $0.3 million. Higher expenses primarily from casino operations, promotional activities, gaming and property taxes, marketing and depreciation offset our net revenue improvements.

Including discontinued operations, the Company expects to report net income of $1.0 million compared to a net loss of $1.3 million for the same period in 2003. Discontinued operations for the 2004 period reflect the results of the Company's Black Hawk operation which is held for sale, while discontinued operations for the 2003 period reflect the results of both the Black Hawk operation and BNG prior to the spin off.

For the three-month period ended September 30, 2004 adjusted EBITDA from continuing operations was $10.1 million, compared to $10.4 million in the same period last year, a decrease of $0.3 million or 2.2%. Including discontinued operations, the Company's adjusted EBITDA was $13.1 million, compared to $13.2 million in the same period last year, a decrease of less than $20,000 or 0.1%. Adjusted EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation, amortization, and other non-operating expenses (primarily non-usage fees on the credit facility)), adjusted for loss on investment in Buffington Harbor Riverboats, LLC (which is depreciation) and other non-recurring charges as identified in the table at the end of this press release reconciling net income (loss) to EBITDA and adjusted EBITDA. See note 1 for a detailed explanation as to the usefulness and limitations of using EBITDA and adjusted EBITDA as a financial measure.

Consolidated Results-Nine Month Period Ended September 30, 2004

Net revenues for the nine-month period ended September 30, 2004 were $184.5 million, compared to $173.5 million in the same nine-month period last year, an increase of $11.0 million or 6.3%. Majestic Star contributed $10.3 million of the increase. Greater promotional and complimentary efforts, along with acceptance of our capital improvements, contributed to net revenue growth. Casino revenues increased to $180.5 million from $167.7 million in the year ago period.

For the nine-month period ended September 30, 2004, the Company had a loss from continuing operations of approximately $3.4 million compared to a loss from continuing operations of $3.8 million for the comparable nine-month period in 2003, an improvement of approximately $0.4 million. Increasing our loss from continuing operations in the nine-month period ended September 30, 2004 is a non-recurring charge at Majestic Star for retroactive property taxes. The charge of $2.2 million was taken in the first quarter of this year but was subsequently adjusted downward by $0.1 million in the current quarter as the Company has changed its estimate for the retroactive tax liability for the year 2003. Increasing our loss from continuing operations in the nine-month period ended September 30, 2003 is a non-recurring $2.1 million charge for retroactive gaming taxes.



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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS                                3


As a result of higher casino revenues in 2004, the Company's gaming and admission tax expense was $40.5 million for the nine-month period, an increase of $4.4 million over the nine-month period ended September 30, 2003 (exclusive of retroactive gaming taxes in 2003). Casino costs increased by $3.4 million to $58.5 million. Higher costs relate to greater levels of promotional activities and greater operating costs associated with the Company's higher casino revenues. General and administrative expenses increased $4.7 million principally due to the $2.2 million retroactive property tax charge as previously discussed, increased payroll and benefits, greater current year property taxes, principally at Majestic Star, and insurance and regulatory costs.

Interest expense declined by $2.5 million or approximately 10.5% in the nine-month period ended September 30, 2004 as compared to the same period in 2003. The reduced interest expense is the result of refinancing substantially all of the Company's outstanding debt in October 2003.

Including discontinued operations, the Company expects to report net income of $4.4 million compared to net income of $0.1 million for the same period in 2003. Discontinued operations for the 2004 period reflect the results of the Company's Black Hawk operation which is held for sale, while discontinued operations for the 2003 period reflect the results of both the Black Hawk operation and BNG prior to the spin off.

For the nine-month period ended September 30, 2004, adjusted EBITDA from continuing operations was $34.7 million, compared to $36.0 million in the same period last year, a decrease of $1.3 million. Including discontinued operations, the Company's adjusted EBITDA was $43.5 million, compared to $42.7 million in the same period last year, an increase of $0.8 million. See note 1 for a detailed explanation as to the usefulness and limitations of using EBITDA and adjusted EBITDA as a financial measure.

The Company ended the nine-month period with $17.9 million of available cash, as compared to approximately $22.1 million at December 31, 2004. The Company also had approximately $44.4 million in available borrowing capacity under its credit facility at September 30, 2004.

Total debt outstanding at September 30, 2004 was $311.5 million as compared to $301.7 million at December 31, 2003, an increase of $9.8 million. Total debt outstanding at September 30, 2004 consisted of $260.0 million of 9 1/2% senior secured notes, $15.9 million (net of original issue discount) of 11.653% notes and $35.6 million drawn on the Company's $80.0 million credit facility. The Company spent $33.5 million on capital expenditures during the nine-month period ended September 30, 2004 for the purchase of 170 acres of property adjacent to Majestic Star and the Buffington Harbor facility, the construction of a new administration building at Majestic Star, the installation of new slot player tracking and marketing software at Fitzgeralds Tunica, a partial expansion and remodel of our casino floor at Fitzgeralds Tunica, and gaming and related equipment at all of our properties. The Company plans on spending up to an additional $6.4 million on capital expenditures in 2004, which is the remaining maximum amount allowed for the 2004 fiscal year under the covenants of the $80.0 million credit facility.


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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS                                4


The Company continues to evaluate its options for reinvesting the proceeds from the sale of Fitzgeralds Black Hawk. Available options include investing in the Company's remaining properties, investing in a new project in an emerging jurisdiction, making a strategic acquisition of an existing casino operation or some combination of the above. Should the Company ultimately not find a suitable use for such funds, it will be obligated to use the net proceeds to reduce outstanding indebtedness. The Company will provide an update when its best re-investment alternative has been determined.

Majestic Star (property operations only)

Net revenues were $36.5 million for the three-month period ended September 30, 2004, an increase of $1.4 million or 3.9% over the same three-month period in 2003. Property management believes that net revenue growth may have been negatively impacted in the quarter due to the July payment by northwest Indiana residents of their remaining 2002 real property tax obligations. Because of high real property assessments, due to a statewide reassessment of real property, coupled with high tax rates, these tax payments were significantly higher than normal for many residents and may have negatively impacted the gambling budgets of many of the property's customers. In addition, the opening of the new 2,000 space parking garage at Horseshoe in Hammond and the completion of the $27.0 million renovation project, designed to enhance the amenities and update the facilities, at Harrah's East Chicago may have contributed to slower growth in revenue than experienced in earlier quarters of this fiscal year. Net revenues were $115.7 million for the nine-month period ended September 30, 2004 an increase of $10.3 million or 9.8% over the same period in the prior year. Year to date net revenues improved as a result of our advertising campaign using former Chicago Bears player and coach Mike Ditka as the property's celebrity spokesperson, the re-branding of the property as the "Winning Place to Play
(tm)", the establishment of a new players club loyalty program, the remodeling of the Monte Carlo VIP lounge, and the opening of Don and Mike's Sports Bar in May. The property also expanded the entertainment provided to its casino guests by offering nightly acts on the Star Stage.

Casino revenues at Majestic Star increased to $36.2 million and $114.1 million for the three- and nine-month periods ended September 30, 2004 from $34.5 million and $103.5 million in the same periods in 2003. For the three- and nine-month periods ended September 30, 2004, table game revenues increased 16.5% and 25.2%, respectively, and slot revenues increased 2.5% and 7.4%, respectively. Table games handle increased 20.5% and 16.5%, respectively, during the third quarter and nine-month period, and the table games win percentage decreased to 15.9% in the third quarter from 16.5% in the same period last year. However, year to date table games win percentage increased to 16.9% from 15.7% in the same nine-month period in the prior year. Slot coin-in increased 6.6% during the third quarter of 2004 from the third quarter of 2003, and 8.3% for the nine-month period ended September 30, 2004 from the similar prior year period.

Net loss for the three- and nine-month periods ended September 30, 2004 was $3.1 million and $8.5 million, respectively, compared to a net income of $1.1 million for the


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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS                               5


three-months ended September 30, 2003 and a net income of $3.6 million for the nine-months ended September 30, 2003. Contributing to Majestic Star's net loss during the three- and nine-month periods ended September 30, 2004 is $3.1 million and $9.3 million, respectively, of additional interest expense as substantially all of the Company's $311.5 million of debt now is issued by Majestic Star and then lent to other operations as non-interest bearing advances. In the comparable periods, there was $151.8 million of debt on MIH's balance sheet, of which all but $16.3 million was purchased and retired by the Company in October 2003. Also, as explained under our consolidated results, Majestic Star's net income (loss) was impacted for the nine-month period ended September 30, 2004 by a non-recurring charge of $2.2 million for retroactive property taxes, of which the property made an adjustment of less than $0.1 million in the current quarter to its remaining 2003 retroactive property tax accrual, and in the nine-month period ended September 30, 2003 by a non-recurring charge of $2.1 million for retroactive gaming taxes.

Adjusted EBITDA at Majestic Star was $6.1 million and $21.4 million for the three- and nine-month periods ended September 30, 2004, compared to $6.7 million and $22.3 million for the three- and nine-month periods ended September 30, 2003. Property management continues to review and implement cost reduction strategies. However, higher gaming taxes, as a result of our increased casino revenues, and increases in benefit costs, current year property taxes, operating costs and services used at the Buffington Harbor facility, promotional and marketing efforts, and new festival park expenses all impacted our adjusted EBITDA. Property adjusted EBITDA margins (defined as adjusted EBITDA divided by net revenues) decreased to 16.8% in the third quarter of 2004 from 19.0% in the third quarter of 2003. For the nine-month period ended September 30, 2004, the property's adjusted EBITDA margin was 18.5% compared to 21.2% in the prior year nine-month period. Adjusted EBITDA reflects property operations only, is exclusive of corporate overhead, and is adjusted for retroactive property taxes in both the three- and nine-month periods ended September 30, 2004, and retroactive gaming taxes in the nine-month period ended September, 30 2003 (see the accompanying table).

Majestic Star continues to add more ticket in ticket out ("TITO") slot machines to its casino floor. At this time the casino floor has over 940 TITO slot machines or approximately 57.6% of slot machines are equipped with this technology. The property anticipates having approximately 1,180 or 72% of its slot machines with TITO capabilities by year-end.

In late September, the Indiana Supreme Court denied Aztar Indiana Gaming Corporation's ("Aztar") petition to review the Indiana Tax Court's decision disallowing Aztar's state income tax deduction for taxes paid on its adjusted gross gaming revenues. Majestic Star's member faces a similar situation. To date, the Indiana Department of Revenue has assessed Majestic Star $2.6 million, plus interest for the period 1996 to June 18, 2001 and has assessed the Company's member, BDI, $1.3 million, plus penalties and interest, for the remainder of 2001 and 2002. Neither Majestic Star nor BDI have received an assessment for 2003. Since Majestic Star is a limited liability company and a



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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS                              6


pass through entity for federal and state income tax purposes, all taxable income and expenses pass through to BDI. Consequently, Majestic Star has reflected no accrual for income taxes, penalties and interest in its financial statements relating to this matter. The Company and its member are evaluating various strategies for contesting the assessments. The Company will make permitted distributions to its member to pay any taxes that may ultimately be required.

Fitzgeralds Tunica (property only)

Net revenues were $22.9 million for the three-month period ended September 30, 2004, an increase of $0.4 million or 1.8% over the same period in 2003. Net revenues were $68.8 million for the nine-month period ended September 30, 2004, an increase of $0.6 million or 0.9% over the same period in the prior year. The market continues to display minimal growth and competition remains intense.

Casino revenues at Fitzgeralds Tunica increased to $22.0 million and $66.4 million, respectively, for the three- and nine-month periods ended September 30, 2004 from $21.0 million and $64.3 million in the same periods in 2003. For the three- and nine-month periods ended September 30, 2004, table game revenues decreased 8.6% to $1.8 million and 6.0% to $5.8 million, respectively. Slot revenues increased to $20.2 million and $60.6 million, respectively for the three- and nine-month periods ended September 30, 2004 from $19.0 million and $58.1 million, respectively, in the same periods in 2003.

During the third quarter, property management completed an expansion and remodel of a portion of the second floor gaming and public areas. The second floor now has a new guest services booth and cashiers cage, enlarged restrooms and additional casino square footage. The expansion project has allowed property management to add 90 new slot machines to the casino floor. In addition, during the quarter, the property fully integrated the new ACSC slot player tracking and accounting system. This will now allow the property to begin conversion to TITO. It is anticipated that the property will have 140 TITO slot machines on its casino floor by year-end.

Net income for the three- and nine-month periods ended September 30, 2004 was $2.6 million and $9.7 million, respectively. This compares to net income of $2.8 million and $10.6 million for the three- and nine-month periods ended September 30, 2003.

EBITDA at Fitzgeralds Tunica was $4.9 million and $16.2 million for the three- and nine-month periods ended September 30, 2004, compared to $4.8 million and $16.4 million for the three- and nine-month periods ended September 30, 2003. EBITDA margins (defined as EBITDA divided by net revenues) improved slightly to 21.3% in the third quarter of 2004 from 21.2% in the third quarter of 2003. Improved margins are the result of a nominal increase in net revenues and continued focus on cost containment. The year to date EBITDA margin declined to 23.5% in the nine-month period ended September 30, 2004 from 24.0% in the same period last year. Reduced margins are the result of higher complimentary and promotional costs from earlier in the year as the property strived to maintain its competitive position in the market. EBITDA reflects property operations only and is exclusive of corporate overhead. There were no



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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS                               7


adjustments to EBITDA in the three- and nine-month periods ended September 30, 2004 or the same periods in 2003.

Fitzgeralds Black Hawk-Discontinued Operation of Property Held for Sale

Net revenues were $9.8 million for the three-month period ended September 30, 2004 an increase of $1.0 million or 10.6% over the same period in 2003. Net revenues were $28.7 million for the nine-month period ended September 30, 2004, an increase of $3.4 million or 13.6% over the same prior year period. The significant increase in net revenues is attributable to expanded marketing programs and management's continued focus on maximizing yield on marketing and promotional activities, displacement of customers from a competitor that is undergoing remodeling and construction, which is anticipated to continue until the spring of 2005, and enhancements to our slot product. Also, the property experienced minimal impact from the closure of the primary highway leading to Black Hawk. The property actually realized higher year over year casino revenues during the nine days in September in which the road was closed.

Casino revenues at Fitzgeralds Black Hawk increased to $9.9 million and $29.2 million, respectively, for the three- and nine-month periods ended September 30, 2004 from $9.0 million and $25.9 million, respectively, in the same periods in 2003. For the three- and nine-month periods ended September 30, 2004, slot revenues increased 10.0% and 12.7%, respectively. Slot coin-in increased 7.9% and 9.1%, respectively, during the third quarter and nine-month period.

During the past nine months, property management has installed a new exterior sign package and has enhanced its slot machine offerings by introducing new penny and multi-denominational slots, and relocated the high limit room to a more favorable area of the casino floor.

Net income for the three- and nine-month periods ended September 30, 2004 was $2.9 million and $7.8 million, respectively. This compares to net income of $2.3 million and $5.4 million for the three- and nine-month periods ended September 30, 2003. During the quarter the property capitalized approximately $0.2 million of selling expenses related to the previously discussed sale of the property.

EBITDA at Fitzgeralds Black Hawk was $3.0 million and $8.8 million for the three- and nine-month periods ended September 30, 2004, compared to $2.8 million and $6.7 million for the three- and nine-month periods ended September 30, 2003. EBITDA margins continue to be strong, coming in at 30.6% and 30.5%, respectively, compared to 31.4% and 26.5% in the three- and nine-month periods ended September 30, 2003. EBITDA reflects property operations only and is exclusive of corporate overhead. There were no adjustments to EBITDA in the three- and nine-month periods ended September 30, 2004 or the same periods in 2003.



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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS                                8


Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements include the words, "may," "will," "would," "could," "likely," "estimate," "intend," "plan," "continue," "believe," "expect" or "anticipate" and other similar words and include all discussions about our acquisition and development plans. We do not guarantee that the transactions and events described in this press release will happen as described or that any positive trends noted in this press release will continue. The forward-looking statements contained in this press release generally relate to our plans, objectives and expectations for future operations and are based upon management's reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect. We will not update forward-looking statements even though our situation may change in the future.

Specific factors that might cause actual results to differ from our expectations, or may cause us to modify our plans and objectives, include, but are not limited to; the availability and adequacy of our cash flow to meet our requirements, including payment of amounts due under our $80.0 million credit facility and our 9 1/2% notes; changes in our financial condition that may cause us to not be in compliance with the covenants contained within the indenture governing the 9 1/2% notes or the loan and security agreement governing the $80.0 million credit facility, and thus causing us to be in default with the trustee for the 9 1/2% notes and the lenders to the $80.0 million credit facility, requiring a payment acceleration on the debt obligations outstanding; changes or developments in laws, regulations or taxes in the casino and gaming industry, including increases in or new taxes imposed on gaming revenues and gaming devices, or admission taxes; increased competition in existing markets or the opening of new gaming jurisdictions; our failure to obtain, delays in obtaining or the loss of any licenses, permits or approvals, including gaming and liquor licenses, permits or approvals, or our failure to obtain an unconditional renewal of any such licenses, permits or approvals on a timely basis; adverse determinations of issues related to disputed taxes, particularly in Indiana, as evidenced by the charge in the first quarter of 2004 for retroactive property taxes and the recent denial by the Indiana Supreme Court to review the matter of Aztar Indiana Gaming Corporation vs. Indiana Department of State Revenue, a case which denied Aztar's deductions of taxes paid on its casino revenue on its Indiana state income tax return for which the Company's member faces similar issues; other adverse conditions, such as adverse economic conditions in the Company's markets, changes in general customer confidence or spending, increased fuel and transportation costs, or travel concerns that may adversely affect the economy in general and/or the casino and gaming industry in particular; the ability to fund capital improvements and development needs from existing operations, available credit, or new financing; the risk of our joint venture partner, Trump Indiana, Inc., not making its lease payments when due in connection with


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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS                                9


the parking facility in Gary, Indiana or to fund the joint venture; factors relating to the current state of world affairs and any further acts of terrorism or any other destabilizing events in the United States or elsewhere; and other factors disclosed from time to time in filings we make with the Securities and Exchange Commission or otherwise.

For more information on these and other factors, see our most recently filed Form 10-K, Form 10-Q and Form 8-K.

All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in our reports filed with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.

The Company makes available free of charge its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission. In addition, you may obtain a copy of such filings at www.sec.gov or from the applicable web site, www.majesticstar.com or www.fitzgeralds.com.

The Company has scheduled a conference call for November 3, 2004 at 10:00 a.m. (Eastern Time) to discuss the three- and nine-month periods ended September 30, 2004 results. The dial-in number is (800) 219-6110. The moderator will be Jon S. Bennett, Vice President and Chief Financial Officer for the Company. A replay number will be available at (800) 405-2236, pass code 11014230. Inquiries for additional information should be directed to Jon S. Bennett at (702) 388-2224.


Financial/Statistical Tables, Consolidated Statement of Operations and Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA by Property and in Total.

The following tables reflect operating income, net revenues, casino revenues, gaming devices, win per gaming device and hotel statistical information (Fitzgeralds Tunica only), for the three- and nine-month periods ended September 30, 2004 and September 30, 2003 at the Company's properties. Percentage increase (decrease) calculations are derived using the whole numbers rather than the rounded numbers.



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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS                         10



($ in millions, except for win per gaming unit)

                                            THREE MONTHS ENDED
                                               SEPTEMBER 30,        INCREASE   % INCREASE
MAJESTIC STAR (PROPERTY ONLY)               2004         2003      (DECREASE)  (DECREASE)
                                         ----------   ----------   ----------  ----------
Operating income                         $      3.5   $      4.7   $   (1.2)    -24.7%
Net revenues                             $     36.5   $     35.1   $    1.4       3.9%
Casino revenues                          $     36.2   $     34.5   $    1.7       4.7%
Slot revenues                            $     29.8   $     29.1   $    0.7       2.5%
Table game revenues                      $      6.4   $      5.5   $    0.9      16.5%
Average number of slot machines               1,628        1,504        124       8.2%
Average win per slot machine per day     $    199.0   $    210.1   $  (11.1)     -5.3%
Average number of table games                    48           50         (2)     -4.6%
Average win per table game per day       $  1,450.4   $  1,187.0   $  263.4      22.2%


                                            NINE MONTHS ENDED
                                               SEPTEMBER 30,        INCREASE   % INCREASE
MAJESTIC STAR (PROPERTY ONLY)               2004          2003     (DECREASE)  (DECREASE)
                                         ----------   ----------   ----------  ----------
Operating income                         $     11.6   $     14.3   $   (2.7)    -18.7%
Net revenues                             $    115.7   $    105.4   $   10.3       9.8%
Casino revenues                          $    114.1   $    103.5   $   10.6      10.2%
Slot revenues                            $     93.2   $     86.8   $    6.4       7.4%
Table game revenues                      $     20.9   $     16.7   $    4.2      25.2%
Average number of slot machines               1,566        1,530         36       2.4%
Average win per slot machine per day     $    217.2   $    207.8   $    9.4       4.5%
Average number of table games                    49           53         (4)     -7.5%
Average win per table game per day       $  1,547.4   $  1,146.8   $  400.6      34.9%


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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS                            11


($ in millions, except for win per gaming unit and hotel average daily rate)

                                       THREE MONTHS ENDED
                                          SEPTEMBER 30,     INCREASE  % INCREASE
FITZGERALDS TUNICA (PROPERTY ONLY)       2004       2003   (DECREASE) (DECREASE)
                                       -------    -------   --------   --------
Operating income                       $   2.6    $   2.8   $  (0.2)       -5.8%
Net revenues                           $  22.9    $  22.5   $   0.4         1.8%
Casino revenues                        $  22.0    $  21.0   $   1.0         4.7%
Slot revenues                          $  20.2    $  19.0   $   1.2         6.1%
Table game revenues                    $   1.8    $   2.0   $  (0.2)       -8.6%
Average number of slot machines          1,388      1,355        33         2.4%
Average win per slot machine per day   $ 158.0    $ 152.6   $   5.4         3.5%
Average number of table games               34         34        --         0.0%
Average win per table game per day     $ 583.3    $ 638.5   $ (55.2)       -8.6%
Hotel occupancy                           97.0%      97.3%     -0.3%       -0.3%
Hotel average daily rate               $ 45.05    $ 49.44   $ (4.39)       -8.9%

($ in millions, except for win per gaming unit and hotel average daily rate)

                                        NINE MONTHS ENDED
                                          SEPTEMBER 30,     INCREASE  % INCREASE
FITZGERALDS TUNICA (PROPERTY ONLY)       2004       2003   (DECREASE) (DECREASE)
                                       -------    -------   --------   --------
Operating income                       $   9.7    $  10.6   $   (0.9)      -8.3%
Net revenues                           $  68.8    $  68.2   $    0.6        0.9%
Casino revenues                        $  66.4    $  64.3   $    2.1        3.4%
Slot revenues                          $  60.6    $  58.1   $    2.5        4.4%
Table game revenues                    $   5.8    $   6.2   $   (0.4)      -6.0%
Average number of slot machines          1,356      1,351          5        0.4%
Average win per slot machine per day   $ 163.1    $ 157.5   $    5.6        3.6%
Average number of table games               34         34         --        0.0%
Average win per table game per day     $ 623.0    $ 665.4   $  (42.4)      -6.4%
Hotel occupancy                           96.2%      93.3%       2.9%       3.1%
Hotel average daily rate               $ 44.26    $ 47.63   $  (3.37)      -7.1%


($ in millions, except for win per gaming unit)


                                        THREE MONTHS ENDED
FITZGERALDS BLACK HAWK (PROPERTY ONLY)     SEPTEMBER 30,
                                          2004       2003   INCREASE  % INCREASE
                                        -------    -------  --------  ----------
Operating income                        $   2.9    $   2.3  $   0.6        25.5%
Net revenues                            $   9.8    $   8.8  $   1.0        10.6%
Casino revenues                         $   9.9    $   9.0  $   0.9         9.7%
Slot revenues                           $   9.7    $   8.8  $   0.9        10.0%
Table game revenues                     $   0.2    $   0.2  $    --        -3.4%
Average number of slot machines             595        594        1         0.2%
Average win per slot machine per day    $ 177.2    $ 161.3  $  15.9         9.8%
Average number of table games                 6          6       --         0.0%
Average win per table game per day      $ 362.2    $ 375.1  $ (12.9)       -3.4%


                                     -more-

MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS                          12

($ in millions, except for win per gaming unit)


                                           NINE MONTHS ENDED
                                             SEPTEMBER 30,
FITZGERALDS BLACK HAWK (PROPERTY ONLY)     2004       2003     INCREASE   % INCREASE
                                         --------   --------   --------   ----------
Operating income                         $    7.8   $    5.4   $   2.4       42.7%
Net revenues                             $   28.7   $   25.3   $   3.4       13.6%
Casino revenues                          $   29.2   $   25.9   $   3.3       12.8%
Slot revenues                            $   28.6   $   25.4   $   3.2       12.7%
Table game revenues                      $    0.6   $    0.5   $   0.1       20.4%
Average number of slot machines               595        594         1        0.2%
Average win per slot machine per day     $  175.4   $  156.6   $  18.8       12.1%
Average number of table games                   6          6        --        0.0%
Average win per table game per day       $  380.5   $  317.1   $  63.4       20.0%




                                     -more-

MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS                             13


THE MAJESTIC STAR CASINO, LLC
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

                                              FOR THE THREE MONTHS ENDED               FOR THE NINE MONTHS ENDED
                                                    SEPTEMBER 30,                           SEPTEMBER 30,
                                          ---------------------------------       ---------------------------------
                                               2004                2003               2004                2003
                                          -------------       -------------       -------------       -------------
REVENUES
    Casino                                $  58,158,742       $  55,554,104       $ 180,481,342       $ 167,725,235
    Rooms                                     2,026,708           2,155,546           5,820,214           6,042,051
    Food and beverage                         3,032,634           2,736,494           8,414,932           8,109,231
    Other                                     1,095,844             903,583           3,112,955           2,761,378
                                          -------------       -------------       -------------       -------------
      Total                                  64,313,928          61,349,727         197,829,443         184,637,895
    Less promotional allowances               4,894,277           3,718,136          13,340,508          11,125,915
                                          -------------       -------------       -------------       -------------
       Net                                   59,419,651          57,631,591         184,488,935         173,511,980
                                          -------------       -------------       -------------       -------------

COSTS AND EXPENSES
    Casino                                   19,037,940          18,671,522          58,512,217          55,136,249
    Rooms                                       449,177             658,404           1,381,473           1,921,639
    Food and beverage                         1,432,422           1,181,910           3,813,858           3,312,812
    Other                                       583,091             144,705             784,955             335,906
    Gaming taxes                             13,033,727          12,113,632          40,529,945          38,209,407
    Advertising and promotion                 3,677,204           3,161,818          10,462,947           9,088,629
    General and administrative                9,076,049           9,401,567          30,536,975          25,863,016
    Corporate expenses                          825,766             874,000           2,506,052           2,535,030
    Economic Incentive-City of Gary           1,087,049           1,035,573           3,423,286           3,106,984
    Depreciation and amortization             4,365,733           4,043,481          12,531,588          12,017,044
    Loss on investment in Buffington
      Harbor Riverboats, LLC                    616,058             594,718           1,854,406           1,793,898
    (Gain) loss on sale of assets                (2,704)              4,671              (6,266)            109,890
                                          -------------       -------------       -------------       -------------
      Total                                  54,181,512          51,886,001         166,331,436         153,430,504
                                          -------------       -------------       -------------       -------------
Operating income                              5,238,139           5,745,590          18,157,499          20,081,476
                                          -------------       -------------       -------------       -------------

OTHER INCOME (EXPENSE)
    Interest income                              13,834              18,135              24,237              80,143
    Interest expense                         (7,117,213)         (7,956,269)        (21,371,498)        (23,867,957)
    Other expense                               (44,656)            (47,348)           (168,504)           (141,802)
                                          -------------       -------------       -------------       -------------
      Total other expense                    (7,148,035)         (7,985,482)        (21,515,765)        (23,929,616)
                                          -------------       -------------       -------------       -------------
Loss from continuing
    operations                               (1,909,896)         (2,239,892)         (3,358,266)         (3,848,140)

DISCONTINUED OPERATIONS (NOTE 1)
    Income from discontinued operations       2,930,076             913,944           7,772,962           3,927,912
                                          -------------       -------------       -------------       -------------

NET INCOME (LOSS)                         $   1,020,180       $  (1,325,948)      $   4,414,696       $      79,772
                                          =============       =============       =============       =============

Note 1: Discontinued operations includes the operating activities for Fitzgeralds Black Hawk for all periods presented. Discontinued operations also includes the operating activities for Fitzgeralds Las Vegas in both the three- and nine-months ended September 30, 2003.




                                     -more-

MAJESTIC STAR ANNOUNCES EARNINGS RESULTS                                      14

Note 1: EBITDA and adjusted EBITDA are presented solely as a supplemental disclosure because management believes that they are widely used measures of operating performance in the gaming industry, and a principal basis for valuation of gaming companies. Management uses EBITDA and adjusted EBITDA measures to compare operating results among properties and between accounting periods. The use of EBITDA and adjusted EBITDA is specifically relevant in evaluating large, long lived hotel and casino projects because the measure provides a perspective on the current effects of operating decisions separate from substantial, non-operating depreciation, financing costs and other non-routine charges of such projects. Additionally, management believes that some investors and lenders consider EBITDA and adjusted EBITDA to be a useful measure in determining the Company's ability to service or incur debt and for estimating the Company's underlying financial performance before capital costs, taxes, capital expenditures and other non-routine costs such as the charge at Majestic Star for retroactive property and gaming taxes. The Loan and Security Agreement governing the Company's $80.0 million credit facility requires that the Company maintain certain minimum EBITDA and adjusted EBITDA levels. Other companies may calculate EBITDA and adjusted EBITDA differently. EBITDA and adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of the Company's operating performance, or as an alternative to cash flow from operating activities, as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles of the United States of America. The Company has significant uses of cash including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA and adjusted EBITDA. A reconciliation of net income (loss) to EBITDA and adjusted EBITDA is presented below.



                                     -more-

MAJESTIC STAR ANNOUNCES EARNINGS RESULTS                                   15


THE MAJESTIC STAR CASINO, LLC
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(UNAUDITED)

                                                     For the Three Months               For the Nine Months
                                                     Ended September 30,                Ended September 30,
                                             -------------------------------       -------------------------------
CONTINUING OPERATIONS                            2004               2003               2004               2003
                                             ------------       ------------       ------------       ------------
MAJESTIC STAR
Net (loss) income                            $ (3,134,784)      $  1,146,463       $ (8,498,624)      $  3,603,198
Interest expense, net                           6,632,539          3,522,178         19,933,153         10,560,975
Depreciation and amortization                   2,038,075          1,388,381          5,830,605          4,197,083
Other non-operating expenses (1)                   44,656             37,766            168,504            113,320
                                             ------------       ------------       ------------       ------------
EBITDA                                       $  5,580,486       $  6,094,788       $ 17,433,638       $ 18,474,576
Loss on investment in BHR (2)                     616,058            594,718          1,854,406          1,793,898
Retroactive Gaming Tax Charge (3)                      --                 --                 --          2,071,850
Retroactive Property Tax Charge (4)               (76,794)                --          2,157,709                 --
                                             ------------       ------------       ------------       ------------
Adjusted EBITDA                              $  6,119,750       $  6,689,506       $ 21,445,753       $ 22,340,324
                                             ------------       ------------       ------------       ------------

FITZGERALDS TUNICA
Net income                                   $  2,624,092       $  2,783,293       $  9,695,635       $ 10,570,012
Interest income, net                               (3,175)            (1,775)            (7,899)            (8,420)
Depreciation and amortization                   2,258,319          1,989,281          6,492,525          5,822,585
                                             ------------       ------------       ------------       ------------
EBITDA                                       $  4,879,236       $  4,770,799       $ 16,180,261       $ 16,384,177
                                             ------------       ------------       ------------       ------------

MAJESTIC INVESTOR HOLDINGS
Net loss                                     $   (573,438)      $ (5,295,648)      $ (2,049,225)      $(15,486,320)
Interest expense, net                             474,015          4,417,731          1,422,007         13,235,259
Depreciation and amortization                      69,339            665,819            208,458          1,997,376
Other non-operating expenses (1)                       --              9,582                 --             28,482
                                             ------------       ------------       ------------       ------------
EBITDA                                       $    (30,084)      $   (202,516)      $   (418,760)      $   (225,203)
                                             ------------       ------------       ------------       ------------

TOTAL FROM CONTINUING OPERATIONS
Net income (loss) - property operations      $ (1,084,130)      $ (1,365,892)      $   (852,214)      $ (1,313,110)
Corporate allocation                             (825,766)          (874,000)        (2,506,052)        (2,535,030)
                                             ------------       ------------       ------------       ------------
Net (loss) - Continuing Operations           $ (1,909,896)      $ (2,239,892)      $ (3,358,266)      $ (3,848,140)
Interest expense, net                           7,103,379          7,938,134         21,347,261         23,787,814
Depreciation and amortization                   4,365,733          4,043,481         12,531,588         12,017,044
Other non-operating expenses (1)                   44,656             47,348            168,504            141,802
                                             ------------       ------------       ------------       ------------
EBITDA - Continuing Operations               $  9,603,872       $  9,789,071       $ 30,689,087       $ 32,098,520
Loss on investment in BHR (2)                     616,058            594,718          1,854,406          1,793,898
Retroactive gaming tax charge (3)                      --                 --                 --          2,071,850
Retroactive property tax charge (4)               (76,794)                --          2,157,709                 --
                                             ------------       ------------       ------------       ------------
Adjusted EBITDA -Continuing Operations       $ 10,143,136       $ 10,383,789       $ 34,701,202       $ 35,964,268
                                             ============       ============       ============       ============


MAJESTIC STAR ANNOUNCES EARNINGS RESULTS                                   16


THE MAJESTIC STAR CASINO, LLC
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA (CONTINUED) (UNAUDITED)


                                                          For the Three Months                 For the Nine Months
DISCONTINUED OPERATIONS                                    Ended September 30,                  Ended September 30,
FITZGERALDS BLACK HAWK                                   2004              2003               2004               2003
                                                    ------------       ------------       ------------       ------------
Net income                                          $  2,930,076       $  2,331,924       $  7,772,962       $  5,445,287
Interest income, net                                      (4,028)              --               (4,028)                --
Depreciation and amortization                             64,857            437,855            994,332          1,261,257
                                                    ------------       ------------       ------------       ------------
EBITDA                                              $  2,990,905       $  2,769,779       $  8,763,266       $  6,706,544
                                                    ------------       ------------       ------------       ------------

FITZGERALDS LAS VEGAS
Net Loss                                            $         --       $ (1,417,980)      $         --       $ (1,517,375)
Interest expense, net                                         --              4,494                 --             14,551
Depreciation and amortization                                 --            721,225                 --          2,094,976
                                                    ------------       ------------       ------------       ------------
EBITDA                                              $         --       $   (692,261)      $         --       $    592,152
                                                    ------------       ------------       ------------       ------------

TOTAL DISCONTINUED OPERATIONS
Net income (loss)                                   $  2,930,076       $    913,944       $  7,772,962       $  3,927,912
Interest (income) expense, net                            (4,028)             4,494             (4,028)            14,551
Depreciation and amortization                             64,857          1,159,080            994,332          3,356,233
                                                    ------------       ------------       ------------       ------------
Adjusted EBITDA -Discontinued Operations            $  2,990,905       $  2,077,518       $  8,763,266       $  7,298,696
                                                    ============       ============       ============       ============

TOTAL COMBINED
Net income (loss) - property operations             $  1,845,946       $   (451,948)      $  6,920,748       $  2,614,802
Corporate allocation                                    (825,766)          (874,000)        (2,506,052)        (2,535,030)
                                                    ------------       ------------       ------------       ------------
Net income (loss) - Total Combined                  $  1,020,180       $ (1,325,948)      $  4,414,696       $     79,772
Interest expense, net                                  7,099,351          7,942,628         21,343,233         23,802,365
Depreciation and amortization                          4,430,590          5,202,561         13,525,920         15,373,277
Other non-operating expenses (1)                          44,656             47,348            168,504            141,802
                                                    ------------       ------------       ------------       ------------
EBITDA - Total Combined                             $ 12,594,777       $ 11,866,589       $ 39,452,353       $ 39,397,216
Loss on investment in BHR (2)                            616,058            594,718          1,854,406          1,793,898
Retroactive gaming tax charge (3)                             --                 --                 --          2,071,850
Retroactive property tax charge (4)                      (76,794)                --          2,157,709                 --
                                                    ------------       ------------       ------------       ------------
Adjusted EBITDA - Total Combined                    $ 13,134,041       $ 12,461,307       $ 43,464,468       $ 43,262,964
EBITDA contribution from Fitzgeralds Las Vegas                --            692,261                 --           (592,152)
                                                    ------------       ------------       ------------       ------------
Adjusted EBITDA - Total Combined After
  Fitzgeralds Las Vegas                             $ 13,134,041       $ 13,153,568       $ 43,464,468       $ 42,670,812
                                                    ============       ============       ============       ============


Notes:
  (1)    Non-usage fees on the Company's Credit Facilities.
  (2)    Represents depreciation expense from Buffington Harbor Riverboats, LLC.
  (3)    Non-recurring gaming tax assessment in June 2003.
  (4) Non-recurring property tax liabilities related to 2002 and 2003. Non-recurring property tax liability accrued in the first quarter of 2004 at $2,234,503 and adjusted by $76,794 in the third quarter of 2004.